EXHIBIT 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a)

I, James F. Wood, certify that:

1) I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of ThermoEnergy Corporation;

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2014

By:	/s/ James F. Wood
Name: James F. Wood
Title: President and Chief Executive Officer